UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

LUCY SCIENTIFIC DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41616	98-1776120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301-1321 Blanshard Street

Victoria, British Columbia, Canada V8W 086

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (778) 410-5195

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Shares, no par value	LSDI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Items.

Reverse Stock Split

On February 26, 2024, at market open (the “Effective Date”), a one-for-ten (1-10) reverse stock split (the “Reverse Stock Split”) of Lucy Scientific Discovery Inc.’s (the “Company”) common shares, no par value per share (the “Common Shares”) took effect. On the Effective Date, every 10 issued and outstanding Common Shares converted automatically into one Common Share. On the Effective Date, the Common Shares began trading on a split-adjusted basis on the Nasdaq Capital Market under the Company’s existing trading symbol “LSDI.” In conjunction with the Reverse Stock Split, the new CUSIP number is 54960E203.

Pursuant to British Columbia law, no change to the Company’s charter documents was required to effect the Reverse Stock Split.

The Company effected the Reverse Stock Split in an effort to regain compliance with the $1.00 minimum bid price required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

Contract Expiration of Dr. Assad J. Kazeminy

In accordance with the disclosure in the Company’s Form 10-K for the year ended June 30, 2023, the Company’s agreement with AJK Biopharmaceutical LLC – Canadian Consulting Series, a limited liability company (the “Agreement”), the principal for which is Assad J. Kazeminy, Ph.D., who, pursuant to the Agreement, had been serving as Chief Scientific Officer (a named executive officer) of the Company, has expired after a three-year term, effective February 22, 2024. No further action or arrangement has been made in relation to this expiration.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2024

Lucy Scientific Discovery, Inc.

/s/ Richard Nanula
Richard Nanula
Chief Executive Officer

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